SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - May 9, 2001

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant's telephone number, including area code - (412) 234-5000

ITEM 5.	OTHER EVENTS

On May 9, 2001, Mellon Financial Corporation entered into an agreement with ABN AMRO North America Inc. to sell Mellon Business Credit, the asset-based lending unit of Mellon Financial Corporation. The transaction, the terms of which were not disclosed, is pending necessary regulatory approvals, and is expected to be completed before the end of the second quarter of this year.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date: May 11, 2001	By: /s/ STEVEN G. ELLIOTT
Steven G. Elliott
Senior Vice Chairman and
Chief Financial Officer